UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 1
to
FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act
Maxcom Telecomunicaciones, S.A. de C.V.
(name to be changed to Maxcom Telecomunicaciones, S.A.B. de C.V.)

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

United Mexican States	Not Applicable

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Guillermo Gonzalez Camarena No. 2000 Colonia Centro de Cuidad Santa Fe Mexico, D.F. 01210	01210

(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box	☐
Securities Act registration statement file number to which this form relates:   333-144771
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on which
to be so Registered	Each Class is to be Registered
American Depositary Shares (“ADSs”),
each representing seven (7)
Ordinary Participation Certificates
(Certificados de Participacion Ordinarios)
(“CPOs”), each CPO representing
the economic interest in three (3) shares of
Series A Common Stock, without par value*	New York Stock Exchange

*	Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.
Securities to be registered pursuant to Section 12(g) of the Act:                  None

Item 1. Description of Registrant’s Securities to be Registered.
The description of the securities to be registered that appears under the captions “Principal and Selling Shareholders,” “Description of Capital Stock,” “Description of CPO Trust,” “Description of American Depositary Shares,” “Dividend Policy” and “Taxation” in the Prospectus forming a part of the Registration Statement on Form F-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on July 23, 2007 (Registration No. 333-144771), including exhibits, and as may be subsequently amended from time to time (the “F-1 Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the F-1 Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.
Item 2. Exhibits.
The following exhibits are filed herewith (or incorporated herein by reference):
99.1.	Registration Statement on Form F-1 filed on July 23, 2007 (File No. 333-144771), as amended from time to time (incorporated herein by reference).

99.2.	English translation of the amended and restated bylaws (Estatutos Sociales) of the Registrant (incorporated herein by reference from Exhibit 3.1 to the F-1 Registration Statement).

99.3.	Form of Deposit Agreement among the Registrant, The Bank of New York and all registered holders from time to time of any American Depositary Receipts (incorporated herein by reference from Exhibit 4.4 to the F-1 Registration Statement).

99.4.	English translation of the form of CPO Trust Agreement among Registrant, its shareholders and Nacional Financiera, S.N.C. (incorporated herein by reference from Exhibit 4.5 to the F-1 Registration Statement).

99.5	English translation of the form of CPO Deed among Nacional Financiera, S.N.C., Institucíon de Banca de Desarrollo, Monex Casa de Bolsa, S.A. de C.V., Grupo Financiero Monex and Comísion Nacional Bancaria y de Valores (incorporated herein by reference from Exhibit 4.6 to the F-1 Registration Statement).

99.6.	English translation of the form of specimen certificate of Series A common stock (incorporated herein by reference from Exhibit 4.1 to the F-1 Registration Statement).

99.7.	English translation of the form of specimen certificate of Ordinary Participation Certificate (incorporated herein by reference from Exhibit 4.2 to the F-1 Registration Statement).

99.8.	Form of American Depositary Receipt in the Deposit Agreement (incorporated herein by reference from Exhibit 4.3 to the F-1 Registration Statement).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 17, 2007	Maxcom Telecomunicaciones, S.A. de C.V.
(Registrant)
	By:	/s/ Gonzalo Alarcón I.
	Name:	Gonzalo Alarcón I.
	Title:	General Counsel